Exhibit 3.01(i)

CERTIFICATE OF VALIDATION OF

CERTIFICATE OF INCREASE OF

CERTIFICATE OF DESIGNATION OF PREFERENCES, RIGHTS AND LIMITATIONS

OF

SERIES A NON-VOTING PREFERRED STOCK

OF

SRAX, INC.

PURSUANT TO SECTION 204(E)

OF THE DELAWARE GENERAL CORPORATION LAW

SRAX, Inc. a corporation organized and existing under the laws of the State of Delaware (the “Company”), hereby certifies as follows:

FIRST: In order to ratify the defective corporate act set forth below, the following resolutions were duly adopted by the Board of Directors of the Corporation in accordance with Section 204 of the Delaware General Corporation Law (the “DGCL”) on January 24, 2022:

UNANIMOUS WRITTEN CONSENT OF

THE BOARD OF DIRECTORS OF

SRAX, INC.

a Delaware corporation

The undersigned, being all of the members of the Board of Directors (“Board”) of SRAX, Inc., a Delaware corporation (the “Corporation”), do hereby adopt on this 24th day of January, 2022, the following resolutions by unanimous written consent pursuant to Section 141(f) of the General Corporation Law of Delaware and Section 3.10 of the Corporation’s bylaws, such resolutions to have the same force and effect as if duly adopted by unanimous vote at a meeting of the Board, duly called and at which all members were present and acting throughout:

Ratification of Defective Corporate Act

WHEREAS, on August 13, 2021, the Board approved the issuance of a one-time preferred stock dividend to be paid to holders of the Corporation’s (i) Class A common stock (“Common Stock”), (ii) outstanding Common Stock purchase warrants with a contractual right to receive such dividend (“Warrants”), and (iii) outstanding original issue discount senior convertible debentures, which contained a contractual right to receive such dividend (“Debentures”);that are held as of September 20, 2021 (the “Record Date”);

WHEREAS, on September 20, 2021, the Board approved a Certificate of Designation of Preferences, Rights and Limitations of Series A Non-Voting Preferred Stock (Series A Preferred Stock”), which was filed with the Secretary of State of the State of Delaware on September 21, 2021 (the “COD”), which authorized the issuance by the Corporation of 36,412,417 shares of Series A Preferred Stock, par value $0.001 per share (the “Series A Shares”);

WHEREAS, the Corporation’s Certificate of Incorporation, as amended, and filed with the Secretary of State of the State of Delaware, and as further amended by the COD (collectively, the “Certificate of Incorporation”) represents the current Certificate of Corporation of the Corporation;

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WHEREAS, on September 27, 2021, the Corporation issued 36,412,417 Series A Shares in the aggregate to holders of Common Stock, Warrants, and Debentures;

WHEREAS, on December 23, 2021, the Corporation issued an additional 50,000 Series A Shares
(the “Putative Shares”) to the holder of a Warrant that had the right to receive the Series A Shares pursuant to the dividend, but was never issued as a result of an error on the part of the Corporation;

WHEREAS, as a result of the issuance of the Putative Shares, the Corporation issued an aggregate of 36,462,417 Series A Shares;

WHEREAS, the COD authorizes the Corporation to issue up to 36,412,417 Series A Shares and accordingly, the Corporation issued 50,000 Series A Shares in excess of the number of Series A Shares authorized under the COD;

WHEREAS, the issuance of the Putative Shares and the oversight to receive Board approval and to file a Certificate of Increase of the Series A Preferred Stock on or before December 23, 2021 constitutes a defective corporate act (the “Defective Corporate Act”) under Section 204 of the Delaware General Corporations Law (the “DGCL”);

WHEREAS, the Board deems it to be advisable and in the best interests of the Corporation and its stockholders to invoke the procedure under Section 204 of the DGCL to ratify the Defective Corporate Act and the issuance of the Putative Shares;

WHEREAS, in connection with this action, the Board desires to authorize and instruct the Corporation’s management to file a certificate of validation with the Secretary of State of the State of Delaware in the form attached hereto as Exhibit A (the “Certificate of Validation”) as required by Section 204 of the DGCL; and

WHEREAS, also in connection with this action, the Board desires to authorize and instruct the Corporation’s management to deliver to the Corporation’s stockholders via a Current Report on Form 8-K as authorized pursuant to Section 204(g) of the DGCL, notice of the corrective action of the Board in the form attached hereto as Exhibit B (the “Stockholder Notice”).

NOW THEREFORE, BE IT RESOLVED, that the defective corporate act to be ratified is the Defective Corporate Act and the Board approves ratification of the Defective Corporate Act in accordance with DGCL Section 204 in all material respects; and it is further

RESOLVED FURTHER, that the Defective Corporate Act occurred on December 23, 2021;

RESOLVED FURTHER, that the nature of the “failure of authorization” as that term is used in Section 204 of the DGCL with respect to the Defective Corporate Act is that the Company purportedly issued shares of Series A Preferred Stock in excess of the number of shares of Series A Preferred Stock that the Corporation had the power to issue under Sections 151 and 161 of the DGCL and the Certificate of Incorporation at the time of such issuances;

RESOLVED FURTHER, that the Certificate of Validation is hereby approved and the Board directs the Corporation’s management to execute and file the Certificate of Validation together with such amendments and changes thereto as management determines are necessary, and to file such Certificate of Validation with the Secretary of State of Delaware

RESOLVED FURTHER, that the Stockholder Notice is hereby approved in all material respects and management is hereby instructed to deliver the Stockholder Notice to all current stockholders of the Corporation and stockholders of the Company at the time of the Defective Corporate Act, including stockholders who hold or held Putative Shares, together with a copy of these resolutions of the Board, and any documents required to be delivered to the Company’s stockholders under Section 204 of the DGCL, and such Stockholder Notice will be provided pursuant to disclosure in a document publicly filed with the Securities and Exchange Commission;

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RESOLVED FURTHER, that any officer of the respective Corporation, acting alone, be and hereby is authorized, empowered and directed, for and on behalf of the respective Corporation, to take such further action and execute and deliver any additional agreements, instruments, certificates, filings or other documents and to take any additional steps as any such officer deems necessary or appropriate to effectuate the purposes of the foregoing resolutions; and

RESOLVED FURTHER, that any action or actions heretofore taken by any officer of the Corporation for and on behalf of the Corporation in connection with the foregoing resolutions are hereby ratified and approved as the actions of the Corporation

OMNIBUS RESOLUTION

RESOLVED, that the officers of the Corporation are hereby authorized, empowered and directed in the name and on behalf of the Corporation, to do and cause to be done all such acts and things and to execute, deliver and perform obligations under all instruments, certificates, agreements and documents, and take whatever action is deemed necessary or advisable to comply with all applicable state and federal laws and to take such other action is deemed necessary to carry out the intent of the above-listed resolutions.

This Written Consent shall be added to the corporate records of the Corporation and made a part thereof, and the resolutions set forth above shall have the same force and effect as if adopted at a meeting of the Committee duly noticed and held.

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SECOND: The defective corporate act ratified pursuant to Section 204 of the DGCL and set forth above would have required the filing of a Certificate of Increase of the Series A Non-Voting Preferred Stock of the Corporation (a “Certificate of Increase”) in accordance with Sections 103 and 151 of the DGCL to increase the authorized number of shares of Series A Non-Voting Preferred Stock of the Corporation on December 23, 2021. No certificate in respect of such defective corporate act was previously filed with the Office of the Secretary of State of the State of Delaware.

THIRD: The provisions of the Certificate of Increase as would be required under Section 151(g) of the DGCL are attached hereto as Annex A and, upon the filing of this Certificate of Validation, such Certificate of Increase will be validated as of 12:01 a.m. December 23, 2021.

[Signature page follows]

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IN WITNESS WHEREOF, SRAX, Inc. has caused this Certificate of Validation to be executed by its President and Chief Executive Officer, this 31st day of January, 2022.

SRAX, Inc.

By:
Christopher Miglino
President and Chief Executive Officer

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ANNEX A

CERTIFICATE OF INCREASE

OF

CERTIFICATE OF DESIGNATION OF PREFERENCES, RIGHTS AND LIMITATIONS

OF

SERIES A NON-VOTING PREFERRED STOCK

OF

SRAX, INC.

(pursuant to Section 151(g) of the Delaware General Corporation Law (the “DGCL”)

SRAX, Inc., a Delaware corporation (the “Corporation”), does hereby certify that:

FIRST: In the Certificate of Designation of Preferences, Rights and Limitations of Series A Non-Voting Preferred Stock of the Corporation filed with the Office of the Secretary of State of the State of Delaware (the “State Office”) on September 21, 2021, pursuant to Section 151 of the DGCL, the Company was authorized to issue 36,412,417 shares of Series A Non-Voting Preferred Stock (the “Series A Preferred Stock”) as a series of the Corporation’s authorized class of preferred stock.

SECOND: The board of directors of the Company, by resolution, duly authorized and directed that the number of authorized shares of Series A Preferred Stock be increased from 36,412,417 shares to 36,462,417 shares.

THIRD: This Certificate of Increase shall be effective as of 12:01 a.m. on December 23, 2021.

[Signature page follows]

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IN WITNESS WHEREOF, SRAX, Inc. has caused this Certificate of Increase to be signed by its duly authorized officer on the date set forth below.

SRAX, Inc.

By:
Christopher Miglino
President and Chief Executive Officer

Date: January 31, 2022

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